EXHIBIT 32.1

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

Certification Pursuant to 18 U.S.C. § 1350

      Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Andrew J. Schindler, Chief Executive Officer, and Dianne M. Neal, Chief Financial Officer, of R.J. Reynolds Tobacco Holdings, Inc. (“RJR”), hereby certifies, to his or her knowledge, that:

1)	RJR’s Annual Report on Form 10-K for the year ended December 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in RJR’s Annual Report on Form 10-K for the year ended December 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of RJR.

EXECUTED this 5th day of March, 2004.

/s/ ANDREW J. SCHINDLER
_______________________________________
Andrew J. Schindler, Chairman of the Board,
President and Chief Executive Officer
of R.J. Reynolds Tobacco Holdings, Inc.

/s/ DIANNE M. NEAL
_______________________________________ Dianne M. Neal, Executive Vice President
and Chief Financial Officer
of R.J. Reynolds Tobacco Holdings, Inc.